EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-102601, 333-89892, 333-54836, 333-44626, 333-39366, 333-112912, 333-123979, 333-130043 and 333-152478 on Form S-8 and 333-156417 on Form S-3 of our reports dated March 14, 2008, relating to the consolidated financial statements and financial statement schedule of AsiaInfo Holdings, Inc., its subsidiaries and its variable interest entities (collectively, the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the recognition and measurement methods under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB statement No. 109”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2007.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

January 30, 2009